CERTIFICATIONS PURSUANT TO SECTION 906
EX-99.906CERT

                                 CERTIFICATION

R. Jay Gerken, Chief Executive Officer, and Richard Peteka, Chief Financial Officer of Smith Barney Principal Return Fund - Security and Growth Fund (the "Registrant"), each certify to the best of his or her knowledge that:

            1. The Registrant's periodic report on Form N-CSR for the period ended May 31, 2003 (the "Form N-CSR") fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

            2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer                    Chief Financial Officer
Smith Barney Principal Return Fund -       Smith Barney Principal Return Fund -
Security and Growth Fund                   Security and Growth Fund

/s/ R. Jay Gerken                           /s/ Richard Peteka
----------------------------                ------------------------------------
R. Jay Gerken                               Richard Peteka
Date: August 1, 2003                        Date: August 1, 2003

A signed original of this written statement required by Section 906 or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Smith Barney Principal Return
Fund - Security and Growth Fund and will be retained by Smith Barney Principal Return Fund - Security and Growth Fund and furnished to the Securities and Exchange Commission or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Form N-CSR with the Commission.